Exhibit 5.3

MILBANK, TWEED, HADLEY & McCLOY LLP

LOS ANGELES

213-892-4000

FAX: 213-629-5063

WASHINGTON, D.C.

202-835-7500

FAX: 202-835-7586

LONDON

44-20-7615-3000

FAX: 44-20-7615-3100

FRANKFURT

49-(0)69-71914-3400

FAX: 49-(0)69-71914-3500

MUNICH

49-89-25559-3600

FAX: 49-89-25559-3700

1 CHASE MANHATTAN PLAZA NEW YORK, NY 10005

BEIJING

8610-5969-2700

FAX: 8610-5969-2707

HONG KONG

852-2971-4888

FAX: 852-2840-0792

SINGAPORE

65-6428-2400

FAX: 65-6428-2500

TOKYO

813-5410-2801

FAX: 813-5410-2891

SÃO PAULO

55-11-3927-7700

FAX: 55-11-3927-7777

June 19, 2013

The Board of Directors
Teranga Gold Corporation

121 King Street West

Suite 2600

Toronto, Ontario, M5H 3T9

Canada

Teranga Gold Corporation

Ladies and Gentlemen:

In connection with the registration statement on Form F-80 filed under the United States Securities Act of 1933, as amended, by Teranga Gold Corporation (the “Corporation”), dated June 19, 2013, and any documents incorporated by reference therein (the “Registration Statement”), and the Schedule 14D-1F filed under the United States Securities Exchange Act of 1934, as amended, by the Corporation, dated June 19, 2013, and any documents incorporated by reference therein (the “Schedule”), we hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement and Schedule.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP